UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 25, 2019

AVALANCHE INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-179028	38-3841757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 South Main Street, Suite 1300, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip Code)

(888) 863-9490

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AVLP	None

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously reported in the Current Report on Form 8-K filed by Avalanche International Corp., a Nevada corporation (the “Company”) on April 12, 2019, the Company entered into a Securities Purchase Agreement dated April 11, 2019, with an institutional investor (the “Investor”) providing for the issuance of (i) a 10% Senior Secured Convertible Promissory Note (the “Note”) with a principal face amount of $2,750,000, which Note is, subject to certain conditions, convertible into 3,235,294 shares of common stock of the Company at $0.85 per share, subject to adjustment, and (ii) a five-year warrant to purchase 1,617,647 shares of Common Stock at an exercise price of $0.85.

On July 19, 2019, the Company received a notice of default and election to accelerate (the “Notice”) from the Investor informing the Company that it has failed to make the interest payment due on or prior to July 17, 2019, which constitutes an Event of Default pursuant to the Note. Furthermore, the Notice asserts that the Company has failed to file a Registration Statement within ninety (90) days of the closing date of April 11, 2019. Accordingly, the Investor has elected to accelerate the amount due under the Note pursuant to Section 7(b) thereof. The Investor has demanded the immediate payment of $4,021,875.00, which includes a mandatory default amount, late fees and accrued and unpaid interest. In addition, as a result of the Event of Default and the acceleration of the indebtedness under the Note, commencing on July 26, 2019, default interest will begin to accrue on the Note pursuant to Section 7(b) thereof.

Upon its receipt of the Notice from the Investor, the Company commenced attempting to reach a negotiated settlement with the Investor and remains in discussions with the Investor to do so. The Company hopes to continue to work with the Investor to settle its obligations under the Note. The Company intends to vigorously defend its position should a mutually amicable resolution prove unattainable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVALANCHE INTERNATIONAL CORP.

Date: July 25, 2019	By:	/s/ Philip E. Mansour
Philip E. Mansour
Chief Executive Officer